Exhibit 10.9

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (the “Agreement”) was signed by the following two Parties on February 24, 2021 in Shanghai, the People’s Republic of China (“China”, for the purpose of this Agreement, does not include the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region of the People’s Republic of China).

Party A: Shanghai Haluo Corporate Development Co., Ltd.

Address: Room 236, 14th Floor, Building 2, No. 588, Zixing Road, Minhang District, Shanghai, China

Party B: Haluo Inclusive Technology Co., Ltd. (formerly known as Jiangsu Youon Low-Carbon Technology Co., Ltd.)

Address: Building E, Xinlong Lake Water Street, No. 5, Chongyi South Road, Xinqiao Town, Xinbei District, Changzhou City, Jiangsu Province, China

(In the following paragraphs, Party A and Party B are individually referred to as the “Party” and collectively referred to as the “Parties”.)

In view of the fact that:

(1) Party A is a wholly foreign-owned enterprise officially established and effectively existing in China in accordance with Chinese laws, and has the necessary resources and qualifications to provide technical and consulting services;

(2) Party B is a domestic-funded company officially established and effectively existing in China in accordance with Chinese laws. Party B is engaged in the research and development of low-carbon products and IoT application technology; technology research and development, application and management of public bicycle rental systems, etc. (All business activities currently operated and developed by Party B and at any time during the validity period of this Agreement are collectively referred to as the “Main Business”);

(3) Party A agrees that during the term of this Agreement, Party A will use its technology, personnel and information advantages to provide Party B with exclusive technical support, consulting and other services related to the Main Business according to the practical needs of Party B. Party B also agrees to accept various services provided by Party A or its designated parties in accordance with the terms of this Agreement.

(4) On December 2, 2019, both Parties to this Agreement signed an Exclusive Business Cooperation Agreement (the “Original Agreement”) on the above matters. At present, the two Parties intend to change and supplement the relevant terms of the Original Agreement.

Party A and Party B reached the following agreement after consensus:

Article 1: Service Provision

1.1 In accordance with the terms and conditions of this Agreement, Party B hereby engages Party A as the exclusive service provider of Party B during the term of this Agreement. Party A needs to provide Party B with comprehensive exclusive technical support, consulting services and other services, including but not limited to:

(1) Allow Party B to use relevant technology and software with legal rights owned by Party A;

(2) Responsible for the development, maintenance and update of relevant application software required by Party B to carry out its Main Business;

(3) Design, installation, daily management, maintenance and update of computer network system, hardware equipment and database;

(4) Provide technical support and professional training for relevant personnel of Party B;

(5) Assist Party B in consulting, collecting and researching relevant technical and market information (excluding market surveys prohibited by Chinese laws for wholly foreign-owned enterprises);

(6) Provide enterprise management consulting for Party B;

(7) Provide marketing and promotion services for Party B;

(8) Provide customer order management and customer service for Party B;

(9) Responsible for the rental of equipment and assets; and

(10) Other related services provided from time to time in accordance with the requirements of Party B, as permitted by Chinese laws.

1.2 The Parties agree that Party A shall provide exclusive services to Party B within the term of this Agreement. Party B further agrees, unless Party A agrees in writing in advance, within the term of this Agreement, regarding the services or other matters agreed in this Agreement, Party B shall not directly or indirectly obtain any service the same as or similar to this Agreement from any third party, and shall not establish any similar cooperative relationship or sign any agreement with any third party on the matters mentioned in this Agreement. Both Parties agree that Party A can designate other Parties (the designated party can sign certain agreements described in Article 1.3 of this Agreement with Party B) to provide Party B with the services agreed in this Agreement.

1.3 Means of service provision

1.3.1 Party A and Party B agree that, during the validity period of this Agreement, the specific content, methods, personnel, charges, etc. of each service shall be determined by Party A or other parties designated by Party A.

1.3.2 Party A and Party B agree that the services provided by Party A are limited to their approved business scope. If Party B requires Party A to provide services beyond its business scope, Party A shall expand its business scope in accordance with relevant laws and regulations and obtain corresponding licenses to facilitate the provision of services.

1.3.3 In order to better perform this Agreement, both Parties agree that according to the actual situation, during the validity period of this Agreement, Party B will sign a lease agreement for equipment and assets with Party A or other parties designated by Party A at any time according to business progress, and Party A will lease the relevant equipment and assets to Party B for use.

1.3.4 Party B hereby grants Party A an irrevocable exclusive right to purchase. According to this purchase right, within the scope permitted by Chinese laws and Regulations, Party A can choose to purchase any part or all of the assets and business from Party B at the lowest price permitted by Chinese laws. At that time, the two Parties will sign a separate asset or business transfer contract, which shall agree on the terms and conditions of the asset transfer.

Article 2: Service Price and Payment Means

2.1 During the validity period of this Agreement, the fees that Party B should pay to Party A shall be calculated and paid as follows:

2.1.1 For the services provided by Party A to Party B, Party B shall pay Party A a service fee in accordance with the year or another period (hereinafter referred to as the “Period”) separately agreed by both Parties. Party A may issue to Party B a service fee confirmation letter and/or bill for the previous year or Period within thirty (30) days from the beginning of each year or Period, and need to indicate the amount of service fee payable for each service year or Period. Party B shall pay the service fee to the bank account designated by Party A within thirty (30) days after receiving such notice. A copy of the remittance voucher shall be faxed or mailed to Party A within ten (10) days after the payment is remitted. The service fee paid by Party B each year or during the Period consists of management fees and service provision fees. The amount of the service fee is equivalent to the balance of the total income of Party B after deducting costs, taxes, and other expenses reserved or withdrawn in accordance with the requirements of laws and regulations. The specifics shall be determined by Party A at its sole discretion with reference to the following factors:

(1) The complexity and technical difficulty of consulting and services;

(2) The position of Party A’s employees and the time required to provide such consulting and services;

(3) The specific content and commercial value of consulting and services;

(4) The market reference prices for the same types of consulting and services;

(5) The specific business situation of Party B.

In addition, Party A has the right to adjust the amount at its sole discretion without obtaining the consent of Party B.

2.1.2 If Party A transfers or authorizes technology to Party B, or is entrusted by Party B to develop software or other technologies, or leases equipment or assets to Party B, the technology transfer, license fee, commissioned development fee or rent shall be determined by the two Parties based on the actual situation and/or specified in the relevant contract separately signed by the two Parties.

2.1.3 If Party A believes that the service fee determination mechanism agreed in this Agreement is not applicable due to some reason and needs to make adjustments, Party B shall actively and sincerely negotiate with Party A to determine the new charging standard or mechanism within ten (10) days from the date when Party A submits a written request for fee adjustment. If Party B fails to reply within ten (10) days after receiving the above adjustment notice, it shall be deemed to have defaulted to the adjustment of such service fees. If requested by Party B, Party A shall also negotiate with Party B to adjust the service fee.

2.1.4 In addition to the aforementioned service fees and technology transfer fees, license fees, commissioned development fees or rent, Party B shall bear all reasonable expenses, prepayments and cash expenses of Party A incurred or related to the service provided by Party A. If such expenses are paid by Party A in advance, Party B shall reimburse Party A for all such expenses.

2.2 If Party B fails to pay service fees and other fees in accordance with the provisions of this Agreement, Party B shall pay Party A an additional three-ten thousandths of the daily liquidated damages for the arrears, unless Party A agrees an exemption.

2.3 Party A has the right to appoint its employees or its certified public accountants in China or other countries (referred to as the “Authorized Representative of Party A”) to verify Party B’s accounts at any time, so as to be able to review the calculation method and amount of the corresponding service fees. To this end, Party B is required to provide the Authorized Representative of Party A with the documents, accounts, records, data, etc. required by the Authorized Representative of Party A, so that the Authorized Representative of Party A can audit Party B’s accounts and determine the specific amount of service fees.

2.4 Unless otherwise agreed by the Parties, the service fee paid by Party B to Party A under this Agreement shall not be deducted or offset (such as bank handling fees, etc.). In addition, while paying the service fee, Party B shall also pay to Party A the actual expenses it has incurred for the provision of services under this Agreement, including but not limited to various travel expenses, transportation expenses, printing fees and postage, etc..

Article 3: Intellectual Property and Confidential Agreement

3.1 To the extent not prohibited by law, Party A enjoys exclusive, exclusive and complete ownership, rights and interests to any and all Intellectual Property rights generated or created in the course of performing this Agreement or in the course of operating business within the term of this Agreement (regardless of whether such intellectual property rights are developed directly by Party A or developed by Party B based on Party A’s intellectual property rights or services provided). Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and make all other actions deemed necessary based on Party A’s own decision, so as to give Party A any ownership and rights of such intellectual property rights, and/or improve the protection of such intellectual property rights of Party A. If any intellectual property rights or related rights or interests are deemed to be Party B (the “Contribution Rights of Party B”), registered in the name of Party B, or otherwise vested in Party B for any reason, that after any and all such intellectual property rights and/or related rights and interests are generated, Party B shall, and hereby irrevocably and unconditionally transfer and assign such intellectual property rights and/or related rights and interests to Party A. If such transfer of rights requires additional considerations in accordance with the law, the transfer fee will be the lowest price allowed by the Chinese laws in effect when the intellectual property and/or related rights and interests are acquired.

3.2 The “intellectual property” mentioned in this Agreement refers to any and all (i) invention patents, utility model patents, design patents (collectively referred to as the “Patents”) or Patent applications; (ii) registered or unregistered copyrights, registration and application of copyrights, author rights and original works (including any kind of prototype and software, computer program, source code, object code, executable code and related documents in any medium); (iii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models; (iv) URLs, websites, webpages and any part thereof; (v) technical information, know-how, technical secrets, trade secrets, drawings, designs, design plans, parts and equipment specifications, quality assurance and control procedures, design tools, manuals, research data of existing and historical research and development work, including successful and failed design results, databases and proprietary data; (vi) proprietary technology, technology, engineering, formulas, algorithms and operating procedures; (vii) trade names, trade dresses, trademarks, domain names, service marks and their registration and application; (viii) goodwill, customer lists and other proprietary information represented or embodied by the above items; (ix) any other intellectual property rights or proprietary rights.

3.3 In order to enable Party A to use and utilize the Contribution Rights of Party B without interference, Party B hereby waives (i) the right to be listed as the author in any Contribution Rights of Party B; and (ii) the right to publish any Contribution Rights of Party B. In order to confirm the transfer mentioned in Article 3.1 above, upon the request of Party A, Party B and every Party B personnel shall sign and deliver other assignments, confirmations, agreements or other written documents reasonably required by Party A from time to time (including but not limited to copyright applications and confidentiality agreements, including confidentiality agreements with third parties, written guarantees related to the transfer of Party A’s assets, etc.), and Party B shall not charge Party A any additional fee for this. Party A and its successors and transferees have the right to obtain and retain all supporting documents related to Party B’s contribution rights in their own names. Party B hereby waives all its personal rights, including the right to sign, the right to approve changes, or the right to restrict Party A’s subsequent amendments to the Contribution Rights of Party B. If the personal rights cannot be transferred or waived in the above manner under the applicable laws of the jurisdiction where the personal rights are located, Party B recognizes any behaviors that Party A has committed that would constitute an infringement of such personal rights without Party B’s consent. Party B further agrees to use any other personal rights only after obtaining the written consent of Party A, including the right to revoke, the right to prohibit modification or the right to prohibit deformation, etc..

3.4 Unless otherwise provided in writing at the time of delivery or in a separate written agreement, any documents, databases, websites, web pages, domain names, software, printed matter, audio and video records, other proprietary materials and all intellectual property rights contained in them (the “Party A’s Property”) related to the services under this Agreement provided by Party A to Party B or permitted to be used by Party B in other ways shall all be deemed to be provided in a non-exclusive, non-transferable, free, and terminateable license. Party B can only use Party A’s Property for its daily business operations when necessary. Unless the Parties expressly agree, Party B shall not send, deliver, copy, sublet, lend or provide Party A’s Property for anyone in any way, except for providing the above-mentioned to personnel of Party B who really need to know for the purpose of the business of Party B. Party B agrees that, without the prior written consent of Party A, Party B shall not take any action directly or indirectly, or modify, translate, decompile, reverse engineer, reverse compile, or convert the programming language of Party A’s Property in any way or for any purpose; or try to export source code from any object code module owned by Party A in other ways; or perform any similar operations on any files, databases, websites, web pages, domain names, printed materials, audio and video records, software or firmware obtained or licensed under this Agreement. Party B confirms and agrees that, unless expressly stipulated in this Agreement, this Agreement shall not be deemed to grant Party B any express or implied license in any way to allow to use, disseminate or otherwise utilize Party A’s Property, Party A’s trademark or any part thereof (including but not limited to doing so as an end user). Party A reserves all rights in Party A’s Property that are not expressly granted to Party B.

3.5 Party B guarantees to Party A that it will compensate Party A for any and all economic losses caused to Party A if Party B infringes on the intellectual property rights of any other party (including copyrights, trademark rights, patent rights, know-how, etc.).

3.6 Both Parties acknowledge and confirm that any oral or written information related to this Agreement, the content of this Agreement, and any oral or written information exchanged mutually in preparation or performance of this Agreement shall be regarded as Confidential Information. Both Parties shall keep all such information confidential. Without the written consent of the other Party, neither Party shall disclose any Confidential Information to any third party, but the following information is not included: (a) any information that the public know or will know (not disclosed to the public by one of the Parties receiving the Confidential Information); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or orders from government departments or courts; or (c) any information required by any party to disclose to its shareholders, directors, employees, legal or financial advisors related to the transactions described in this Agreement, and such shareholders, directors, employees, legal or financial advisors shall also comply with similar provisions of the responsibility of confidentiality as agreed. Any leaks by shareholders, directors, employees or hiring agencies of any Party shall be deemed as leaks by that party. In this case, the Party who disclosed the information shall be liable for breach of contract in accordance with this Agreement.

3.7 If anyone files a claim because Party B does not follow Party A’s instructions, or because Party B improperly used Party A’s intellectual property rights or Party B improperly conducts technical operations, Party B shall bear full responsibility. If Party B finds that anyone uses Party A’s intellectual property rights without legal authorization, Party B shall immediately notify Party A and cooperate with any actions taken by Party A.

Article 4: Statement and Guarantee

4.1 Party A makes the following statements, guarantees and promises:

4.1.1 Party A is a wholly foreign-owned enterprise legally established and effectively existing in accordance with Chinese laws;

4.1.2 Party A has taken necessary corporate actions, obtained necessary powers and authorizations, and gotten the consent and approval of third parties and government departments (if necessary), thus being able to sign and deliver this Agreement and perform the responsibilities and obligations under this Agreement;

4.1.3 Any act of Party A in signing, delivering and fulfilling this Agreement will not cause it to violate any laws, regulations, authorizations, binding agreements on it, or other clear provisions; and

4.1.4 Party A acknowledges that the signing of this Agreement constitutes a legal document that is legal, effective, and binding and enforces its obligations in accordance with the terms of this Agreement.

4.2 Party B makes the following statements, guarantees and promises:

4.2.1 Party B is a domestic company legally established and validly existing in accordance with Chinese laws. Party B has obtained and will maintain all government approvals, reviews, permits, qualifications and licenses required to engage in the Main Business, and Party B guarantees that such approvals, reviews, permits, qualifications and licenses will continue to be valid and legal during the entire validity period of this Agreement and other related contracts. Party B can provide copies of all the aforementioned qualification certificates;

4.2.2 Party B has taken necessary corporate actions, obtained necessary powers and authorizations, and gotten the consent and approval of third parties and government departments (if necessary), thus being able to sign and deliver this Agreement and perform the responsibilities and obligations under this Agreement;

4.2.3 Any act of Party B in signing, delivering and fulfilling this Agreement will not cause it to violate any laws, regulations, authorizations, binding agreements on it, or other clear provisions;

4.2.4 Party B acknowledges that the signing of this Agreement constitutes a legal document that is legal, effective, and binding and enforces its obligations in accordance with the terms of this Agreement;

4.2.5 Party B will pay Party A service fees on time in accordance with this Agreement or other relevant contracts;

4.2.6 Upon the request of Party A, Party B shall provide Party A with relevant information and documents, and arrange a special person to assist Party A in conducting on-site investigations of Party B;

4.2.7 If necessary, Party B shall provide necessary working facilities and conditions to the special person arranged by Party A, and bear the corresponding expenses and costs;

4.2.8 Party B will do business in an effective, prudent and legal manner, and Party B will update its relevant approvals, reviews and permits in accordance with relevant laws and regulations, thus ensuring to maintain the validity of relevant approvals, reviews and permits;

4.2.9 In order to maintain the ownership of Party B to all of its assets, Party B shall sign all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints, or make necessary and appropriate defenses to all claims for rights;

4.2.10 Party B shall provide Party A with all technologies or other materials deemed necessary by Party A, and provide Party A with all necessary places and facilities required to perform this Agreement;

4.2.11 Party B shall promptly inform Party A of situations that have or may have a significant adverse impact on the business of Party B, and shall try its best to prevent from having such situations and/or expanding the corresponding losses;

4.2.12 Without the written consent of Party A, Party B shall not arbitrarily dispose of the important assets of Party B in any form, or change the existing equity structure of Party B;

4.2.13 Party B promises that it will cooperate with Party A or Party A’s designated party to conduct related party transaction audits and other various audits, provide Party A, its designated parties, or its appointed auditors with relevant information and materials related to Party B’s operations, business, customers, finances, employees, etc., and Party B agrees that the designated party of Party A can disclose such information and materials to meet the regulatory requirements of the securities listing place.

Article 5: Term of Agreement

5.1 This Agreement will become effective after being officially signed/stamped by both Parties. If this Agreement is canceled without Party A’s prior written consent, this Agreement will remain effective.

5.2 If the business period of either Party expires during the term of this Agreement, that Party shall renew its business period in a timely manner so that this Agreement can continue to be effective and enforced.

5.3 After the termination of this Agreement, the rights and obligations of both Parties under Articles 3, 6, 7 and this Article 5.3 will continue to be valid.

Article 6: Exercise of the Rights of Each Party

In view of the content in Article 1 of this Agreement, in order to determine the rights and obligations of the Parties, to ensure that Party A can provide exclusive services for Party B in accordance with the terms of this Agreement, and to ensure that Party B pays corresponding service fees to Party A, Party A and Party B reach the following consensus:

6.1 Party A has the right to make suggestions and requirements for Party B and its affiliated entities in terms of operation, financial management, labor and employment, etc., and Party B shall strictly implement or abide by the suggestions and requirements of Party A.

6.2 On the premise of complying with laws and regulations and the company/school constitution, Party B shall elect or appoint persons designated by Party A as the directors of Party B, urge these directors to elect the person designated by Party A as the chairman, and appoint the person designated by Party A as the senior management of Party B, including but not limited to managers, deputy managers, financial directors, heads of various business departments, financial managers, financial personnel and accountants.

6.3 According to the specific requirements of Party A, Party B shall remove any director and senior management personnel of Party B and select personnel designated by Party A. For the purpose of Article 6.1.3 of this Agreement, Party B shall perform the necessary procedures in accordance with laws, regulations, constitutions and the provisions of this Agreement, and complete the aforementioned removal and selection.

6.4 Party B shall use all receivables and other legal assets that can be disposed of to guarantee the service fees under this Agreement.

6.5 If Party B dissolves or liquidates for any reason, Party B shall appoint the person proposed by Party A as the liquidator. When Party B is dissolving or liquidating, Party B shall deliver all remaining assets to Party A under the premise of complying with relevant laws and regulations.

6.6 Without the prior written consent of Party A, Party B shall not conduct transactions that may have a significant impact on its assets, rights, obligations or daily business, including but not limited to:

(a) Change the business scope, operate beyond the normal business scope or adopt a different business method from the past;

(b) Provide any loan to a third party or assume any form of debt;

(c) Change or remove any of its directors or senior managers;

(d) Sell, purchase or dispose of major assets exceeding RMB 100,000, including but not limited to intellectual property rights, from/to any third party in any way;

(e) Increase or decrease the registered capital of the company;

(f) Supplement or modify the Articles of Association of the Company in any form;

(g) Make major adjustments to its marketing and operation strategies, business models, business processes, and internal regulations;

(h) Distribute dividends, profits and bonuses in any way;

(i) Conduct liquidation and distribution of remaining assets;

(j) Transfer or assign any rights and obligations under this Agreement to any third party;

(k) Sign any agreement or make any arrangement that conflicts with this Agreement or may damage the due rights and interests of Party A under this Agreement;

(l) Sign any major contracts (for the purpose of this Article, a major contract is a contract with a subject amount exceeding RMB 100,000); and

(m) Dispose of any or all of Party B’s assets or interests through transfer, sale, pledge or any other means, or allow any other security interests to be placed on its assets or interests.

6.7 If there is any event that may have a significant adverse impact on the business of Party B, Party B shall notify Party A in a timely manner, and try its best to prevent the occurrence of such events and/or the expansion of damage.

6.8 Party A shall provide Party B with the relevant services under this Agreement in accordance with the request of Party B, and shall promptly notify Party B of any matters that may affect the services provided by Party A to Party B.

Article 7: Confidentiality

7.1 For any information obtained by Party B from Party A, including the information obtained by any director, manager, employee, agent, consultant, or other representative of Party B, including its legal counsel, accountant, tax commissioner, and financial consultant (if applicable) in exercising the rights under this Agreement, the information obtained by Party B through negotiation, due diligence or other investigations related to this Agreement and the proposed transactions under this Agreement, information about developed products, information related to the new products, product plans, product designs, customers, technologies, computer codes, trade secrets, pricing, know-how, inventions, processes, procedures, algorithms, diagrams, documents, business opportunities, processes and practices of Party A, as well as information related to the assets and operations of Party A(collectively referred to as the “Confidential Information”), Party B shall keep it confidential and shall not disclose it in whole or in part to any third party in any way. Except for the proposed transactions in this Agreement, Party B shall not use the Confidential Information for other purposes. Despite the foregoing provisions, Party B is allowed to disclose or use the following information:

7.1.1 Information with reasonable and objective evidence to prove that it has been possessed by Party B before the disclosure. The premise is that, to the best of the recipient’s knowledge, the Party providing such information is not to be bound by any other confidentiality agreement executed with any of the Parties hereto, and the person who obtains the information does not assume other confidentiality obligations to any Party to this Agreement;

7.1.2 Information known to the general public not due to the information disclosure of Party B; or

7.1.3 Information that must be disclosed in order to comply with applicable laws or regulations of any government agency. The premise is that Party B shall cooperate with Party A to minimize the scope of such disclosures as far as practicable.

7.2 Party B shall handle Confidential Information with no less attention than that of its own information that it wishes (in no case should not be less than a reasonable degree of care) to maintain confidentiality in order to prevent it from being disclosed, and Party B shall take reasonable measures to minimize the risk of disclosure of such Confidential Information and information related to this Agreement. To this end, Party B shall ensure that only Confidential Information and access to information related to this Agreement are provided to the managers, directors and employees of Party B (if applicable), as well as the managers, partners, directors and employees of their professional consultants (except others) (the “Authorized Persons”) who “need to know” such Confidential Information for the purpose permitted or proposed under this agreement in good faith. In addition, Party B shall urge such Authorized Persons to keep Confidential Information confidential in accordance with the provisions of this Agreement. All Confidential Information is always the property of Party A. After the expiration of this Agreement or the termination of this Agreement for any reason, Party B shall immediately return to Party A all originals and copies of any materials in any form that contain or present Confidential Information, including all computer codes, CDs, drawings, specifications, manuals and other printed or reproduced materials (including information stored in machine-readable media). Or if possible, Party B shall destroy the above-mentioned materials at the request of Party A.

7.3 This Agreement or its contents may be disclosed according to laws that bind the disclosing Party (as proposed in Article 7.1.3) or the laws for the disclosing Party or the rules of any stock exchange or any government agency under the premise that the disclosing Party should make reasonable efforts to ensure that its content is kept confidential, and where feasible, only disclose such information after notifying the other Party and consulting with the other Party.

7.4 The relevant undertakings for Confidential Information stipulated in this Article 7 shall continue to be valid after the termination or expiration of this Agreement.

Article 8: Applicable Law and Dispute Resolution

8.1 The conclusion, validity, interpretation, performance and settlement of disputes of this Agreement shall be governed by Chinese laws and shall be interpreted in accordance with them, but the application of its conflict of laws shall be excluded.

8.2 Any disputes (the “Disputes”) arising from the signing or performance of this Agreement or related to this Agreement shall be settled by both Parties to this Agreement through friendly negotiation. The requesting Party shall promptly notify the other Party of the Dispute and clearly state the nature of the Dispute through a notice with the date marked. Within sixty (60) days after the notification date of the Dispute, if the two Parties still can’t resolve the Dispute through negotiation, either Party may submit the matter to the people’s court of the place where the Agreement was signed for litigation. During the dispute resolution period, both Parties shall continue to perform the other clauses stipulated in this Agreement except for the disputed matters. As a property preservation or enforcement measure, if a Party in the Dispute makes a request, the court with jurisdiction has the right to make a ruling or judgment to provide interim relief measures to the disputed Party in other appropriate circumstances permitted by laws, such as making judgments or rulings on detaining or freezing the property of the breaching Party or the equity of the Company. In addition to the Chinese courts, the Hong Kong courts and Bermuda courts shall also be deemed to have jurisdiction for the purposes of this Article.

Article 9: Indemnity and Remedies

9.1 If Party B materially violates any agreement made under this Agreement, or fail to fully perform or stop performing its obligations under this Agreement, or make any untrue statement or guarantee, it would constitute a breach of contract. When this happens, Party A has the right to terminate this Agreement and require Party B to compensate for all its corresponding losses (including but not limited to the loss of profits of the Company, loss or interest or attorney fees paid due to Party B’s breach of contract, etc.), and enable Party A to obtain all the rights and interests that it deserves when the contract is normally performed. The Article 7.1 shall not hinder any other rights of Party A under this Agreement.

9.2 Unless otherwise stipulated by the laws, Party B has no right to terminate or rescind this Agreement under any circumstances.

9.3 Any loss, damage, liability or expense incurred by litigations, requests or other requirements against Party A arising from or caused by the services provided by Party A for Party B under this Agreement shall be compensated by Party B to Party A, so that Party A is not subject to any damage, unless the loss, damage, liability or expense was caused by the negligence or intentional misconduct of Party A.

Article 10: Force Majeure

10.1 If due to earthquakes, typhoons, floods, fires, epidemics, wars, strikes, and any other force majeure events that are unforeseen and cannot be prevented or avoided by the affected Party (hereinafter referred to as the “Force Majeure”), directly causing either party to this Agreement to be unable to perform or unable to fully perform this Agreement, the Party affected by the above-mentioned Force Majeure shall not be liable for the non-performance or partial performance. However, the affected Party must give written notice to the other Party immediately and without delay, and it must provide the other Party with details of the Force Majeure event within fifteen days after issuing the written notice, explaining the reasons for such failure, partial failure, or delay in performance.

10.2 If the Party claiming Force Majeure fails to notify the other Party and provide appropriate certification in accordance with the above provisions, it shall not be exempted from the responsibility of failing to perform its obligations under this Agreement. The Party affected by the Force Majeure shall make reasonable efforts to reduce the consequences caused by the Force Majeure and resume all relevant obligations as soon as possible after the Force Majeure is terminated. If the Party affected by the Force Majeure fails to resume the performance of the relevant obligations after the reason for the temporary exemption of performance due to the Force Majeure disappears, the Party shall be liable to the other Party accordingly.

10.3 In the event of Force Majeure, both Parties shall immediately negotiate with each other to reach a fair solution, and shall make all reasonable efforts to minimize the consequences of the Force Majeure.

Article 11: Notice

11.1 The requirements under this Agreement or all notices, requests, claims, demands and other communications, communications, etc. issued under this Agreement must be made in written form, and it should be delivered to the following address of the Party by personal delivery, internationally recognized registered mail, prepaid postage or commercial express service or fax. Each notice should also be delivered by e-mail. The date on which such notices are deemed to have been effectively served shall be determined as follows:

11.1.1 If hand delivery (including express delivery) is adopted, the date of receipt shall be the effective delivery date;

11.1.2 If prepaid registered mail is adopted, the 15th day after the date on the receipt of the registered letter shall be the effective delivery date;

11.1.3 If the notification is sent by fax, the date recorded on the fax shall prevail. However, when the fax is delivered after 5 pm or on a non-working day in the place of delivery, the next working day shown on the date record shall be regarded as the date of delivery.

11.2 The addresses for both parties to receive notifications are as follows:

Party A: Shanghai Haluo Corporate Development Co., Ltd.

Address: 5F, Building 1, Xizi International Center, 898 Xiuwen Road, Minhang District, Shanghai, China

Receipt: Yang Jie

Tel: [REDACTED]

Party B: Haluo Inclusive Technology Co., Ltd.

Address: 5F, Building 1, Xizi International Center, 898 Xiuwen Road, Minhang District, Shanghai, China

Receipt: Yang Jie

Tel: [REDACTED]

11.3 Either Party can send a notice to the other Party at any time in accordance with the provisions of this Article to change its address for receiving notices.

Article 12: Agreement Transfer

12.1 Party B shall not transfer its rights and obligations under this Agreement to any third party unless it has obtained the prior written consent of Party A.

12.2 Party B hereby agrees that Party A can transfer its rights and obligations under this Agreement to a third party. When such transfer occurs, Party A only needs to send a written notice to Party B, and does not need the consent of Party B for the transfer.

Article 13: Miscellaneous

13.1 If any one or more of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. If such a condition happens, both Parties should negotiate in good faith and strive to replace those invalid, illegal or unenforceable regulations with valid regulations to the maximum extent permitted by law and expectations of both Parties, and the economic effects of such effective regulations should be as similar as possible to those of invalid, illegal or unenforceable regulations.

13.2 Any rights, powers and remedies granted to both Parties by any clause of this Agreement do not exclude any other rights, powers or remedies that the Party enjoys in accordance with legal provisions and other clauses under this Agreement, and the exercise of its rights, powers and remedies by any Party does not preclude the exercise of other rights, powers and remedies enjoyed by that Party.

13.3 The failure or delay of any Party to exercise any of its rights, powers and remedies under this Agreement or the law (hereinafter referred to as the “Rights of the Party”) will not result in the waiver of such rights. In addition, the waiver of any single or partial rights does not preclude the related Party from exercising such rights in other ways and from exercising other Rights of the Party.

13.4 Both Parties can modify and supplement this Agreement in a written agreement. The amendment agreement and supplementary agreement related to this Agreement signed by both Parties will be regarded as an integral part of this Agreement and have the same legal effect as this Agreement. However, the specific amount of the service fee shall be separately negotiated by Party A and Party B as the service recipient in accordance with the actual provision of the service, and shall be determined by Party A in a bill or other written form.

13.5 This Agreement and its annexes constitute a complete agreement reached by the Parties on the subject matter of this Agreement, and shall replace any previous discussions, negotiations and agreements.

13.6 This Agreement is in duplicate, with each Party holding one copy. Each copy has the same effect.

(No text below, and signature pages to follow)

In view of this, the two Parties have made their authorized representatives to sign this Exclusive Business Cooperation Agreement on the date mentioned at the beginning of the Agreement for both Parties to abide by.

Party A: Shanghai Haluo Corporate Development Co., Ltd.
Signature:	/s/Chen Xiaodong
Name:	Chen Xiaodong
Position:

Party B: Haluo Inclusive Technology Co., Ltd.
Signature:	/s/Yang Lei
Name:	Yang Lei
Position: